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COBANCORP INC. AND SUBSIDIARIES
EXHIBIT (11)--STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
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
                                                        Three Months Ended March 31
                                                        ------------------------------
                                                           1997                1996
                                                        ----------          ----------
Primary:
       Average shares outstanding                        3,453,824           3,447,160
       Net effect of dilutive stock options--
            based on the treasury stock method
            using average market price                      35,866              28,900
                                                        ----------          ----------
       Total shares                                      3,489,690           3,476,060
                                                        ==========          ==========
       Net income                                       $1,286,582          $1,285,488
                                                        ==========          ==========
       Net income per share                             $     0.37          $     0.37
                                                        ==========          ==========
Fully diluted:
       Average shares outstanding                        3,453,824           3,447,160
       Net effect of dilutive stock options--
            based on the treasury stock method
            the higher of average market price
            or ending market price                          42,028              28,900
                                                        ----------          ----------
       Total shares                                      3,495,852           3,476,060
                                                        ==========          ==========
       Net income                                       $1,286,582          $1,286,582
                                                        ==========          ==========
       Net income per share                             $     0.37          $     0.37
                                                        ==========          ==========
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